UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2017 (May 31, 2017)
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Amended and Restated 2012 Long-Term Incentive Plan
On May 31, 2017, at the Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Pacific Premier Bancorp, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Pacific Premier Bancorp, Inc. Amended and Restated 2012 Long-Term Incentive Plan (the “2012 LTIP”) to increase the total number of shares of the Company’s common stock available for issuance under 2012 LTIP from 1,420,000 to 5,000,000 shares. No other changes were made to the 2012 LTIP, which is described in further detail in the Company’s definitive proxy statement on Schedule 14A for the 2017 Annual Meeting (the “Definitive Proxy Statement”). A copy of the 2012 LTIP, as amended at the 2017 Annual Meeting, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this item by reference.
Amended Form of Restricted Stock Award Agreement
On May 31, 2017, the Company’s Board of Directors (the “Board”) approved an amended form of Restricted Stock Award Agreement to be used by the Company in connection with periodic equity incentive awards provided to the Company’s “named executive officers” in accordance with the 2012 LTIP. As amended, the form of award agreement conditions the vesting of any restricted stock award on the Company’s (or its subsidiary, Pacific Premier Bank’s) achievement of specified performance metrics as of December 31st of the year in which the award is made. Assuming the performance metric is met, the award would vest ratably over a three-year period in annual installments, with the first installment vesting on the first anniversary following the original date of grant. The foregoing description is qualified by reference to the full text of the form of amended Restricted Stock Award

Agreement to be used for the Company’s named executive officers, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this item by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Set forth below are the four proposals that were voted on at the 2017 Annual Meeting and the stockholder votes on each such proposal, as certified by the 2017 Annual Meeting inspector of election. The Company’s stockholders approved each of the four proposals, which are described in detail in the Definitive Proxy Statement. Other than the four proposals set forth below and described in the Definitive Proxy Statement, no other item was submitted at the 2017 Annual Meeting for stockholder action.
On the record date for the 2017 Annual Meeting, there were 39,814,732 shares of Company common stock issued, outstanding and entitled to vote at the 2017 Annual Meeting. Stockholders holding 35,913,671 shares of Company common stock were present at the 2017 Annual Meeting, in person or represented by proxy.
Proposal 1: Each nominee for director, as listed in the Definitive Proxy Statement, was elected to serve a one-year term. The votes were as follows:*

Nominee	Votes For	Votes Against/Withheld	Broker Non-Votes
John J. Carona	30,625,906	1,646,887	3,640,878
Ayad A. Fargo	32,134,740	138,053	3,640,878
Steven R. Gardner	30,746,074	1,526,719	3,640,878
Joseph L. Garrett	32,135,200	137,593	3,640,878
Jeff C. Jones	32,131,547	141,246	3,640,878
Simone F. Lagomarsino	31,861,406	417,449	3,640,878
Michael J. Morris	32,114,724	158,069	3,640,878
Michael E. Pfau	32,157,472	115,321	3,640,878
Zareh H. Sarrafian	32,140,589	132,204	3,640,878
Cora M. Tellez	32,113,257	159,536	3,640,878

Proposal 2: The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis, having received the following votes:**

For	Against	Abstain	Broker Non-Votes
22,330,176	9,870,211	72,406	3,640,878

Proposal 3: The proposal to amend the 2012 LTIP to increase the total number of shares available for issuance under the plan from 1,420,000 to 5,000,000 was approved, having received the following votes:**

For	Against	Abstain	Broker Non-Votes
23,359,152	8,815,342	98,299	3,640,878

Proposal 4: The appointment of Crowe Horwath, LLP as independent auditors of the Company for the fiscal year ending December 31, 2017 was ratified, having received the following votes: **

For	Against	Abstain	Broker Non-Votes
35,616,671	255,792	41,208	0

___________
* Because the election of directors at the 2017 Annual Meeting was not contested, the vote required for the election of each of the ten (10) director nominees by the stockholders was the affirmative vote of a majority of the votes cast in favor of or against the election of such director nominee. Withheld votes were not counted either “for” or “against” the nominee. Abstentions were not counted in the election of directors and did not affect the outcome. The election of directors is considered a “non-routine” item upon which brokerage firms are not permitted to vote in their discretion on behalf of their clients if such clients did not furnish voting instructions. Therefore, broker “non-votes” were not considered in determining whether a nominee received the vote required for election.

** The affirmative vote of holders of at least the majority of the shares for which votes were cast at the 2017 Annual Meeting was required to approve this proposal. Abstentions and broker non-votes were not counted as votes cast and, therefore, did not affect this proposal.

Item 8.01 Other Events.

On May 31, 2017, the Board appointed director Jeff C. Jones to serve as the Chair of the Board’s Audit Committee. Mr. Jones has served on the Board’s Audit Committee since 2006. His appointment as Chair of the Audit Committee follows the previous announcement that Simone F. Lagomarsino, a director of the Company and Pacific Premier Bank, resigned from her position as Chair and a member of the Board’s Audit Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

10.1	Pacific Premier Bancorp, Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended
10.2	Form of 2012 Long-Term Incentive Plan Named Executive Officer Incentive Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	June 2, 2017	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, President & Chief Executive Officer